SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 9, 2007

International Aluminum Corporation

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-7256	95-2385235
(Commission File Number)	(I.R.S. Employer Identification No.)

767 Monterey Pass Road Monterey Park, California	91754
(Address of Principal Executive Offices)	(Zip Code)

(323) 264-1670

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

Genstar Merger Agreement

On January 9, 2007, International Aluminum Corporation, a California corporation (“International Aluminum”), entered into an Agreement and Plan of Merger (the “Merger Agreement) with IAC Holding Co., a Delaware corporation (“Parent”), and IAL Acquisition Co., a California corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”).  The board of directors of International Aluminum unanimously approved the Merger Agreement.  Pursuant to the terms of the Merger Agreement, Merger Subsidiary will be merged with and into International Aluminum, and as a result International Aluminum will continue as the surviving corporation and will become a wholly owned subsidiary of Parent (the “Merger”).  Parent is owned by an affiliate of Genstar Capital, LLC (“Genstar”).

Under the Merger Agreement, at the effective time of the Merger, each outstanding share of International Aluminum common stock, other than shares owned by International Aluminum, Parent and Merger Subsidiary and by any shareholders who properly exercise appraisal rights under California law, will be cancelled and converted into the right to receive $53.00 in cash, without interest.  Similarly, the holders of outstanding International Aluminum stock options will receive, in cash, for each option share an amount equal to the difference between $53.00 and the per share option exercise price.

Payment of the Merger consideration will be financed through a combination of an equity investment by Genstar and debt financing which has been committed by CIBC, Inc.  Genstar’s obligation to complete the Merger is conditioned upon its receipt of the funds that are described in the financing commitment letters that it has provided to International Aluminum.  Completion of the Merger is also subject to the affirmative vote of International Aluminum shareholders, anti-trust regulatory approval, and other customary closing conditions.  Completion of the Merger is expected to occur during the second calendar quarter of 2007, with the exact timing dependent upon a number of factors.  Following completion, International Aluminum’s stock will be de-listed from the New York Stock Exchange and will no longer trade publicly.

The Merger Agreement contains specified termination rights for both International Aluminum and Parent.  Among other things and subject to certain conditions, (i) International Aluminum may terminate the Merger Agreement to accept a “superior proposal” (as defined in the Merger Agreement), and (ii) Parent may terminate the Merger Agreement if the board of directors of International Aluminum changes its recommendation in favor of the Merger, recommends an alternative acquisition proposal, or fails to include its recommendation in favor of the Merger in the proxy statement to be disseminated to shareholders of International Aluminum in connection with the Merger.  In general, either International Aluminum or Parent may terminate the Merger Agreement if the Merger has not occurred by May 31, 2007.  The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, International Aluminum may be obligated to pay Parent, or Parent may be obligated to pay International Aluminum, as the case may be, a termination fee of $6.85 million.

The preceding summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement that is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and shareholders with information regarding its terms.  It is not intended to provide any factual information about International Aluminum.  The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of International Aluminum, Parent or Merger Subsidiary or any of their respective subsidiaries or affiliates.

Support Agreement

Also on January 9, 2007, Cornelius C. Vanderstar, the beneficial owner of approximately 40% of International Aluminum’s outstanding common stock, entered into a Support Agreement with Parent and Merger Subsidiary (the “Support Agreement”).  Subject to certain exceptions, Mr. Vanderstar agreed in the Support Agreement to vote his International Aluminum common stock in favor of the Merger.  To facilitate the Support Agreement, Mr. Vanderstar also granted Genstar a proxy to vote his shares with respect to the Merger and the Merger Agreement, which proxy is irrevocable except in the event the Support Agreement is terminated.

The preceding summary of the Support Agreement and related proxy does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement and proxy that are attached as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Important Additional Information Regarding the Merger will be Filed with the SEC

International Aluminum will announce in the near future a special meeting of its shareholders for purposes of approving the proposed Merger.  In connection with the special meeting, International Aluminum will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by International Aluminum at the SEC’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing a request to International Aluminum Corporation, 767 Monterey Pass Road, Monterey Park, California, 91754, Attention:  Corporate Secretary, or by calling International Aluminum at (323) 264-1670.

International Aluminum and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information regarding the interests of International Aluminum’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available.

ITEM 7.01             Regulation FD Disclosure

Copies of the press releases issued by International Aluminum and Genstar on January 10, 2007 regarding the Merger are attached hereto as Exhibits 99.1 and 99.2, respectively.  The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01             Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

2.1	Agreement and Plan of Merger dated as of January 9, 2007 among International Aluminum Corporation, IAC Holding Co., and IAL Acquisition Co.*

10.1	Support Agreement dated as of January 9, 2007 among IAC Holding Co., IAL Acquisition Co., and Cornelius C. Vanderstar, individually and as Co-Trustee of the Vanderstar Family Trust.

10.2	Irrevocable Proxy dated January 9, 2007 from Cornelius C. Vanderstar, individually and as Co-Trustee of the Vanderstar Family Trust.

99.1	International Aluminum Corporation press release dated January 10, 2007.

99.2	Genstar Capital press release dated January 10, 2007

*

Schedules and exhibits to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K.  International Aluminum agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ALUMINUM CORPORATION

	By:	/s/ RONALD L. RUDY
Dated: January 10, 2007		Ronald L. Rudy, President and Chief Executive Officer